                                                                                                                         Exhibit 10.130

                                           EMPLOYMENT AGREEMENT

                  This EMPLOYMENT  AGREEMENT,  dated as of February 15, 2001, is by and between GREGORY S. PATRICK (the "Employee")
and MEDIMMUNE, INC., a Delaware corporation (the "Company").
                  The Company and the Employee hereby agree as follows:
                  1.       Employment.  The Company hereby  employs the Employee,  and the Employee  hereby  accepts  employment by the Company, upon the terms and conditions hereinafter set forth.
                  2.       Term. Subject to the provisions for earlier  termination as herein provided,  the employment of the
Employee hereunder will be for the period commencing on the date hereof and ending on October 31, 2002. Such period may be extended, with the consent of the Employee,  for one or more one-year  periods by resolution  adopted by the  Compensation and Stock Committee
(the "Compensation Committee") of the Board of Directors of the Company (the "Board"). The period of the Employee's employment under this  Agreement,  as it may be  terminated  or extended  from time to time as provided  herein,  is  referred  to  hereafter  as the
"Employment Period."
                  3.       Duties and  Responsibilities.  The  Employee  will be employed by the Company in the  position  set forth on Annex A, a copy of which is attached hereto and the terms of which are incorporated herein by reference.  The Employee will faithfully  perform the duties and  responsibilities  of such office,  as they may be assigned from time to time by the Board or the
Board's designee.
                  4.       Time to be Devoted to  Employment.  Except for vacation in accordance  with the  Company's  policy in effect from time to time and absences due to temporary illness, the Employee shall devote full time, attention and energy during the
Employment  Period to the business of the  Company.  During the  Employment  Period,  the Employee  will not be engaged in any other business  activity  which,  in the  reasonable  judgment of the Board or its  designee,  conflicts  with the duties of the  Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.
                  5.       Compensation; Reimbursement.
                           (a)      Base Salary.  The Company (or, at the Company's  option,  any  subsidiary or affiliate thereof) will pay to the Employee an annual base salary of not less than the amount specified as the Initial Base Salary on Annex A, payable  semi-monthly.  The Employee's base salary shall be reviewed annually by the Compensation  Committee and shall be subject to increase at the option and sole discretion of the Compensation Committee.
                  (b)      Bonus. The Employee shall be eligible to receive, at the sole discretion of the Compensation  Committee, an annual cash bonus based on pre-determined performance standards of the Company.
                  (c)      Benefits;  Stock Options.  In addition to the salary and cash bonus referred to above, the Employee shall be entitled  during the Employment  Period to participate  in such employee  benefit plans or programs of the Company,  and shall be entitled to such other  fringe  benefits,  as are from time to time made  available  by the Company  generally  to  employees of the
Employee's position,  tenure,  salary, age, health and other qualifications.  Without limiting the generality of the foregoing,  the
Employee shall be eligible for such awards, if any, under the Company's stock option plan as shall be granted to the Employee by the
Compensation  Committee or other  appropriate  designee of the Board acting in its sole  discretion.  The Employee  acknowledges and agrees that the Company does not guarantee the adoption or continuance of any particular  employee  benefit plan or program or other fringe benefit during the Employment  Period,  and participation by the Employee in any such plan or program shall be subject to the rules and regulations applicable thereto.
                  (d)      Expenses.  The Company will reimburse the Employee,  in accordance with the practices in effect from time to time for other  officers or staff  personnel  of the Company,  for all  reasonable  and  necessary  traveling  expenses and other disbursements  incurred by the Employee for or on behalf of the Company in the performance of the Employee's duties hereunder,  upon presentation by the Employee to the Company of appropriate vouchers.
                  6.       Death;  Disability.  If the  Employee  dies  or is  incapacitated  or  disabled  by  accident,  sickness or otherwise,  so as to render the Employee mentally or physically  incapable of performing the services required to be performed by the Employee  under this Agreement for a period that would entitle the Employee to qualify for long-term  disability  benefits under the  Company's  then-current  long-term  disability  insurance  program  or, in the  absence of such a  program,  for a period of 90 consecutive  days or longer (such  condition  being herein  referred to as a  "Disability"),  then (i) in the case of the Employee's death,  the  Employee's  employment  shall be  deemed  to  terminate  on the date of the  Employee's  death or (ii) in the case of a
Disability,  the Company,  at its option, may terminate the employment of the Employee under this Agreement  immediately upon giving the  Employee  notice to that  effect.  Disability  shall be  determined  by the  Board or the  Board's  designee.  In the case of a
Disability,  until the Company shall have  terminated  the Employee's  employment  hereunder in accordance  with the foregoing,  the
Employee shall be entitled to receive compensation provided for herein notwithstanding any such physical or mental disability.
                  7.       Termination  For Cause.  The  Company  may,  with the  approval of a majority  of the Board,  terminate the employment of the Employee  hereunder at any time during the Employment  Period for "cause" (such  termination being hereinafter called a "Termination for Cause") by giving the Employee notice of such termination,  upon the giving of which such termination will take effect immediately.  For purposes of this Agreement,  "cause" means (i) the Employee's willful and substantial misconduct, (ii)
the Employee's repeated, after written notice from the Company, neglect of duties or failure to act which can reasonably be expected to affect  materially  and  adversely  the  business or affairs of the Company or any  subsidiary  or affiliate  thereof,  (iii) the
Employee's  material breach of any of the agreements  contained in Sections 13, 14 or 15 hereof, (iv) the commission by the Employee of any material fraudulent act with respect to the business and affairs of the Company or any subsidiary or affiliate thereof or (v)
the Employee's conviction of (or plea of nolo contendere to) a crime constituting a felony.
                      8.       Termination  Without Cause.  The Company may terminate the employment of the Employee  hereunder at any time without "cause" (such termination being hereinafter called a "Termination  Without Cause") by giving the Employee notice of such  termination,  upon the giving of which such  termination  will take effect not later than 30 days from the date such notice is given.
                  9.       Voluntary  Termination.  Any  termination of the employment of the Employee  hereunder,  otherwise than as a result of death or  Disability,  a  Termination  For Cause,  a Termination  Without Cause or a termination  for Good Reason (as defined  below)  following a Change in Control (as  defined  below),  will be deemed to be a  "Voluntary  Termination."  A Voluntary
Termination will be deemed to be effective immediately upon such termination.
                  10.      Effect of Termination of Employment.

                  (a)      Voluntary  Termination;  Termination For Cause. Upon the termination of the Employee's  employment hereunder pursuant to a Voluntary  Termination or a Termination For Cause, neither the Employee nor the Employee's  beneficiaries or estate will have any further rights or claims  against the Company under this  Agreement  except the right to receive (i) the unpaid portion of the base salary  provided  for in Section  5(a)  hereof,  computed on a pro rata basis to the date of  termination,  (ii)
payment of his accrued but unpaid  rights in  accordance  with the terms of any incentive  compensation,  stock option,  retirement, employee  welfare or other  employee  benefit  plans or  programs  of the Company in which the  Employee  is then  participating  in accordance  with  Sections  5(b) and 5(c) hereof and (iii)  reimbursement  for any expenses  for which the  Employee  shall not have theretofore been reimbursed as provided in Section 5(d) hereof.
                  (b)      Termination  Without  Cause.  Upon the  termination of the  Employee's  employment as a Termination
Without Cause,  neither the Employee nor the Employee's  beneficiaries  or estate will have any further rights or claims against the
Company  under this  Agreement  except the right to receive (i) the payments and other rights  provided for in Section 10(a) hereof,
(ii) severance  payments in the form of semi-monthly  payment of the Employee's base salary (as in effect  immediately prior to such termination)  and of the Pro-Rata  Bonus Amount (as defined  below) for a period of 12 months  following the effective  date of such termination,  and (iii)  continuation of the medical  benefits  coverage to which the Employee is entitled under Section 5(c) hereof over the 12 month period provided in clause (ii) above,  with such coverage to be provided at the same level and subject to the same terms and conditions (including, without limitation, any applicable co-pay obligations of the Employee, but excluding any applicable tax  consequences for the Employee) as in effect from time to time for officers of the Company  generally.  For the purposes of this
Agreement,  "Pro-Rata  Bonus Amount" shall mean  one-twenty-fourth  (1/24th) of the greater of (a) the most recent annual cash bonus paid to the Employee prior to the date of his  termination,  or (b) the average of the three most recent annual cash bonuses paid to the Employee prior to the date of his termination;  provided,  however,  that in the case of a Termination Without Cause that occurs prior to the date the Employee would have been eligible for payment of his first bonus, the Pro-Rata Bonus Amount shall be an amount equal to 60% of his base salary at the time of such termination. The rights of the Employee and the obligations of the Company under this Section 10(b) shall remain in full force and effect notwithstanding the expiration of the Employment Period, whether by failure of the Compensation Committee to extend such period or otherwise.
                  (c)      Death and Disability.  Upon the termination of the Employee's  employment  hereunder as a result of death or Disability,  neither the Employee nor the Employee's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the payments and other rights provided for in Section 10(a) hereof,
(ii) a  lump-sum  payment,  within 15 days  after the  effective  date of such  termination,  equal to the  aggregate  amount of the
Employee's base salary as in effect immediately prior to such termination that would be payable over a period of 12 months following the effective date of such  termination and (iii) in the case of Disability only,  continuation of the medical benefits  coverage to which the  Employee is entitled  under  Section  5(c) hereof  over the same  period with  respect to which the  lump-sum  payment is calculated under clause (ii) above, with such coverage to be provided at the same level and subject to the same terms and conditions
(including, without limitation, any applicable co-pay obligations of the Employee, but excluding any applicable tax consequences for the Employee) as in effect from time to time for officers of the Company generally.
                  (d)      Forfeiture of Rights.  In the event that,  subsequent to termination of employment  hereunder,  the
Employee (i) breaches any of the provisions of Section 13, 14 or 15 hereof or (ii) directly or indirectly  makes or facilitates  the making of any adverse public  statements or disclosures with respect to the business or securities of the Company,  all payments and benefits to which the Employee may otherwise  have been entitled  pursuant to Section  10(a),  10(b) or 11 hereof shall  immediately terminate and be forfeited, and any portion of such amounts as may have been paid to the Employee shall forthwith be returned to the
Company.
                  11.      Change in Control Provisions.

                  (a)      Effect  of  Termination  Following  Change  in  Control.  In the event of a Change  in  Control  during the Employment  Period and a subsequent  termination of the Employee's  employment,  either by the Company as a Termination  Without
Cause or by the Employee for Good Reason,  whether or not such  termination is during the Employment  Period,  the Employee shall be entitled to receive (i) the payments and other rights provided in Section 10(a) hereof,  (ii) a severance payment in the form a cash lump sum, paid within 15 days of the date of termination,  equal to the sum of the Employee's semi-monthly base salary (as in effect immediately  prior to such  termination)  and the Pro-Rata Bonus Amount (as determined  under Section 10(b) above)  multiplied by 48
(i.e.,  that would have been payable on a semi-monthly  basis during the 24 months  following such  termination),  but discounted to present value from the dates such payments would be made if paid on a semi-monthly basis for such 24 month period, based on the 100%
short-term Applicable Federal Rate (compounded annually) under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the
"Code") as in effect at the time of payment,  and (iii)  continuation  of the  medical  benefits  coverage to which the  Employee is entitled under Section 5(c) hereof for a period of 24 months following the date of termination, with such coverage to be provided at the same level and subject to the same terms and conditions (including, without limitation, any applicable co-pay obligations of the
Employee, but excluding any applicable tax consequences for the Employee) as in effect from time to time for officers of the Company generally.
                  (b)      Definition of Change in Control.  For purposes of this  Agreement,  a "Change in Control" shall be deemed to have occurred upon:
(i) an acquisition  subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"),  of beneficial  ownership (within the meaning of Rule 13d-3  promulgated  under the Exchange Act) of 30% or more of either (A) the then outstanding  shares of common stock of the
Company ("Common Stock") or (B) the combined voting power of the then outstanding  voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting  Securities");  excluding,  however, the following:  (1) any acquisition  directly from the Company,  other than an  acquisition by virtue of the exercise of a conversion  privilege  unless the security  being so  converted  was itself  acquired  directly  from the  Company,  (2) any  acquisition  by the  Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;
(ii) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period  constitute  the Board,  and any new director  (other than a director  designated by a person who has entered into an agreement with the Company to effect a transaction  described in clause (i), (iii), or (iv) of this paragraph) whose election by the
Board or nomination for election by the Company's  stockholders  was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;
(iii) the approval by the stockholders of the Company of a merger,  consolidation,  reorganization or similar corporate transaction, whether or not the Company is the  surviving  corporation  in such  transaction,  in which  outstanding  shares of Common  Stock are converted into (A) shares of stock of another  company,  other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;
(iv) the  approval  by  stockholders  of the  Company  of the  issuance  of  shares  of Common  Stock in  connection  with a merger, consolidation, reorganization or similar corporate transaction in an amount in excess of 40% of the number of shares of Common Stock outstanding immediately prior to the consummation of such transaction;
(v) the approval by the stockholders of the Company of (A) the sale or other  disposition of all or substantially  all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or
(vi) the adoption by the Board of a  resolution  to the effect that any person has  acquired  effective  control of the business and affairs of the Company.
(c) Good Reason Following Change in Control. For purposes of this Agreement, termination for "Good Reason"
-----------------------------------------
shall mean  termination  by the Employee of his employment  with the Company,  within six months  immediately  following a Change in
Control, based on:
(i) any diminution in the Employee's position,  title,  responsibilities or authority from those in effect immediately prior to such
Change in Control;  or (ii) the breach by the Company of any of its material  obligations  under this Agreement.  12.  Parachute Tax
Indemnity

(a) If it shall be  determined  that any amount paid,  distributed  or treated as paid or  distributed  by the Company to or for the
Employee's  benefit (whether paid or payable or distributed or  distributable  pursuant to the terms of this Agreement or otherwise, but  determined  without  regard to any additional  payments  required under this Section 12) (a "Payment")  would be subject to the excise tax imposed by Section  4999 of the Code,  or any interest or  penalties  are  incurred by the Employee  with respect to such excise tax (such excise tax,  together with any such  interest and  penalties,  being  hereinafter  collectively  referred to as the
"Excise Tax"),  then the Employee shall be entitled to receive an additional  payment (a "Gross-Up  Payment") in an amount such that after payment by the Employee of all federal,  state and local taxes  (including  any interest or penalties  imposed with respect to such taxes),  including,  without  limitation,  any income taxes (and any interest and penalties  imposed with respect  thereto) and
Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon all the Payments.
(b) All determinations  required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination,  shall be made by a nationally recognized  accounting firm as may be designated by the Employee (the  "Accounting  Firm") which shall provide  detailed  supporting calculations  both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment,  or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the  individual,  entity or group  effecting the change in control,  the Employee  shall appoint  another  nationally recognized  accounting firm to make the  determinations  required  hereunder (which accounting firm shall then be referred to as the
Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne by the Company.  Any Gross-Up  Payment,  as determined  pursuant  to this  Section  12,  shall be paid by the  Company to the  Employee  within  five days of the receipt of the
Accounting Firm's  determination.  Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial  determination by the Accounting
Firm  hereunder,  it is  possible  that  Gross-Up  Payments  which  will not have been  made by the  Company  should  have been made
("Underpayment"),  consistent  with the  calculations  required to be made  hereunder.  In the event that the Company  exhausts  its remedies  pursuant to this Section 12 and the Employee  thereafter  is required to make a payment of any Excise Tax, the  Accounting
Firm shall  determine  the amount of the  Underpayment  that has occurred and any such  Underpayment  shall be promptly  paid by the
Company to or for the Employee's benefit.
(c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.  Such  notification  shall be given as soon as practicable but no later then ten business  days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  The Employee  shall not pay such claim prior to the  expiration of the 30-day period  following the date on which it gives such notice to the Company (or such shorter  period ending on the date that any payment of taxes with respect to such claim is due). If the Company  notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:
(i) give the Company any information reasonably requested by the Company relating to such claim,
(ii) take such action in connection with contesting such claim as the Company shall  reasonably  request in writing from time to time,  including,  without  limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,
(iii)    cooperate with the Company in good faith in order to effectively  contest such claim, and
(iv)     permit the Company to participate in any proceeding  relating to such claim;  provided,  however,  that the Company shall bear and pay directly all costs and expenses (including  additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such  representation and payment of costs and expense.  Without limitation on the foregoing provisions of this Section 12, the Company shall control all proceedings taken in connection with such contest and, at its sole option,  may pursue or forego any and all  administrative  appeals,  proceedings,  hearings and conferences with the taxing authority  in respect of such claim and may, at its sole  option,  either  direct the  Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible  manner, and the Employee agrees to prosecute such contest to a determination  before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine;
provided,  however,  that if the Company directs the Employee to pay such claim and sue for a refund,  the Company shall advance the amount of such payment to the  Employee,  on an  interest-free  basis,  and shall  indemnify and hold the Employee  harmless,  on an after-tax  basis,  from any Excise Tax or income tax (including  interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed  income with respect to such  advance;  and further  provided  that any extension of the statute of limitations  relating to payment of taxes for the Employee's  taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore,  the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable  hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
(d) If, after the Employee's receipt of an amount advanced by the Company pursuant to this Section 12, the Employee becomes entitled to receive any refund with respect to such claim,  the Employee shall (subject to the Company's  complying with the  requirements of this Section 12) promptly pay to the Company the amount of such refund  (together  with any interest paid or credited  thereon after taxes  applicable  thereto).  If, after the Employee's  receipt of an amount advanced by the Company  pursuant to this Section 12, a determination  is made that the  Employee  shall not be entitled to any refund with  respect to such claim and the Company  does not notify  the  Employee  in  writing of its intent to contest  such  denial of refund  prior to the  expiration  of 30 days after such determination,  then such  advance  shall be forgiven  and shall not be required to be repaid and the amount of such  advance  shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
(e) The foregoing provisions of this Section 12 are intended to supersede the provisions of Section 7(d) of the Company's 1991 Stock
Option Plan as applied to the Employee.
13. Disclosure of Information. The Employee will not, at any time during or after the Employment Period, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the  business,  products,  clients or affairs  of the  Company or any  subsidiary  or  affiliate  thereof  for any reason or purpose whatsoever,  nor will the Employee make use of any of such non-public  information  for personal  purposes or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.
14. Restrictive Covenant.  (a) The Employee hereby acknowledges and recognizes that, during the Employment Period, the Employee will be privy to trade secrets and  confidential  proprietary  information  critical to the Company's  business and the Employee  further acknowledges  and  recognizes  that the Company  would find it  extremely  difficult  or  impossible  to replace the  Employee  and, accordingly,  the Employee agrees that, in consideration of the benefits to be received by the Employee hereunder, the Employee will not, from and after the date hereof until the first anniversary of the termination of the Employment Period (or six months after the termination  of the Employment  Period if such  termination  is as a result of a termination  for Good Reason  following a Change in
Control),  (i) directly or indirectly  engage in the development,  production,  marketing or sale of products that compete (or, upon commercialization, would compete) with products of the Company being developed (so long as such development has not been abandoned), marketed or sold at the time of the  Employee's  termination  (such  business  or activity  being  hereinafter  called a  "Competing
Business") whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any
Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i), or
(iii) induce  other  employees  of the Company or any  subsidiary  thereof to  terminate  their  employment  with the Company or any subsidiary  thereof or engage in any Competing  Business.  Notwithstanding  the foregoing,  the term "Competing  Business" shall not include any business or activity that was not conducted by the Company prior to the effective  date of a Change in Control.  (b) The
Employee  understands  that the  foregoing  restrictions  may limit the ability of the Employee to earn a  livelihood  in a business similar to the business of the  Company,  but  nevertheless  believes  that the  Employee  has received and will receive  sufficient consideration and other benefits,  as an employee of the Company and as otherwise provided  hereunder,  to justify such restrictions which, in any event (given the education,  skills and ability of the Employee), the Employee believes would not prevent the Employee from earning a living.
15. Company Right to Inventions. The Employee will promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company which the Employee may develop or acquire  during the Employment  Period  (whether or not during usual working  hours),  together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical  information.  In connection  therewith:  (i) the Employee shall, without charge, but at the expense of the
Company, promptly at all times hereafter execute and deliver such applications,  assignments,  descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such inventions,  improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto  throughout the world; and (ii) the Employee shall render to the Company,  at its expense  (including a reasonable payment  for the time  involved  in case the  Employee  is not then in its  employ),  all such  assistance  as it may require in the prosecution of applications for said patents,  copyrights or reissues thereof,  in the prosecution or defense of interferences which may be declared  involving any said  applications,  patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.
16.  Enforcement.  It is the desire and intent of the parties  hereto that the  provisions of this  Agreement be  enforceable to the fullest  extent  permissible  under the laws and  public  policies  applied in each  jurisdiction  in which  enforcement  is sought.
Accordingly,  to the extent that a restriction  contained in this  Agreement is more  restrictive  than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation,  the terms of such restriction,  for the purpose only of the operation of such restriction in such jurisdiction,  will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.
17. Remedies; Survival. (a) The Employee acknowledges and understands that the provisions of the covenants contained in Sections 13,
14 and 15 hereof,  the  violation  of which  cannot be  accurately  compensated  for in damages by an action at law,  are of crucial importance to the Company,  and that the breach or threatened  breach of the  provisions of this  Agreement  would cause the Company irreparable  harm. In the event of a breach or threatened  breach by the Employee of the  provisions of Section 13, 14 or 15 hereof, the Company will be entitled to an injunction  restraining the Employee from such breach. Nothing herein contained will be construed as prohibiting the Company from pursuing any other remedies available for any breach or threatened breach of this Agreement.
(b)  Notwithstanding  anything contained in this Agreement to the contrary,  the provisions of Sections 10(b), 13, 14, 15, 16 and 17 hereof will survive the expiration or other  termination  of this Agreement  until,  by their terms,  such  provisions are no longer operative.
18. Notices.  Notices and other communications  hereunder will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows: if to the Employee:
as specified in Annex A

and if to the Company:              MedImmune, Inc.
                                            35 West Watkins Mill Road
                                            Gaithersburg, Maryland  20878
                                            Attention:  Chief Executive Officer

with a copy to:                             Frederick W. Kanner, Esq.
                                            Dewey Ballantine LLP
                                            1301 Avenue of the Americas
                                            New York, NY 10019

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery,  if  personally  delivered;  on the  business day after the date when sent,  if sent by air courier;  and on the third  business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 18 or in accordance with the latest unrevoked direction from such party.
19.  Binding  Agreement;  Benefit.  The  provisions of this  Agreement  will be binding upon,  and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.
20.  Governing  Law. This  Agreement  will be governed by, and construed and enforced in accordance  with,  the laws of the State of
Maryland.
21.  Waiver of Breach.  The waiver by either  party of a breach of any  provision  of this  Agreement  by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.
22. Entire Agreement;  Amendments. This Agreement (including Annex A) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereto.  This Agreement may be amended only by an agreement in writing signed by the parties hereto.
23. Headings.  The section headings  contained in this Agreement are for reference  purposes only and will not affect in any way the meaning or interpretation of this Agreement.
24.  Severability.  Any provision of this  Agreement  that is  prohibited  or  unenforceable  in any  jurisdiction  will, as to such jurisdiction,  be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render  unenforceable such provision in any other jurisdiction.
25. Assignment.  This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that the provisions hereof
(including,  without  limitation,  Sections 13, 14 and 15) will inure to the benefit of, and be binding upon,  each successor of the
Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.
                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

         EMPLOYEE                           MEDIMMUNE, INC.

         /s/:  Gregory S. Patrick                    By:  /s/:  David M. Mott
         -----------------------------                  ---------------------
            Gregory S. Patrick                              David M. Mott